Exhibit 33.2

FIRST REPUBLIC BANK

It's a privilege to serve you®

Management's Assertion

Management of First Republic Bank (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans serviced for others (the Platform), except for the servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C) and 1122d(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2019. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

With respect to servicing criteria 1122(d)(4)(iv), 1122(d)(4)(xi) and 1122(d)(4)(xii), management has engaged various vendors to perform the activities required by these servicing criteria. The Bank’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Bank’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance and Disclosure Interpretation ("C&DI") 200.06, Vendors Engaged by Servicers (C&DI 200.06). Management has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

The Bank’s management has assessed the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2019. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2019, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2019.

San Francisco • Palo Alto • Los Angeles • Santa Barbara • Newport Beach • San Diego • Portland • Palm Beach • Boston • Greenwich • New York

III PINE STREET, SAN FRANCISCO, CALIFORNIA 94111, TEL (415) 392-1400 OR (800) 392-1400, FAX (415) 392-1413 FIRSTREPUBLIC.COM • MEMBER FDIC AND EQUAL HOUSING LENDER

FIRST REPUBLIC BANK

It's a privilege to serve you'

/s/ Michael J. Roffler	/d/ 2/25/2020
Michael J. Roffler	Date
Executive Vice President and Chief Financial Officer

/s/ David Bain	/d/ 2/25/2020
David Bain	Date
Head of Lending Services

/s/ John Glander	/d/ 02/25/2020
John Glander
Senior Vice President, Head of Lending Strategy, Products and Sales

San Francisco • Palo Alto • Los Angeles • Santa Barbara • Newport Beach • San Diego • Portland • Palm Beach • Boston • Greenwich • New York

III PINE STREET, SAN FRANCISCO, CALIFORNIA 94111, TEL (415) 392-1400 OR (800) 392-1400, FAX (415) 392-1413 FIRSTREPUBLIC.COM • MEMBER FDIC AND EQUAL HOUSING LENDER

First Republic Bank Servicing Portfolio

Appendix A to Management Assessment
Investor #	Investor Name	Loan Count	Balance
120	Redwood Trust (Bear Stearns)	16	$8,475,617.19
122	Sequioa 2007-2	24	$21,129,099.48
123	SEMT 2007-3	4	$3,452,093.29
124	CSMC Trust 2014-SAF1	1	$673,202.31
126	MTGLQ Investors, L.P.	-	$-
127	CIT Bank	302	$208,462,465.04
128	Sequoia Mortgage Trust 2014-1	26	$21,547,547.58
129	STIFEL BANK & TRUST	749	$783,811,323.73
131	Morgan Stanley Mortgage	3	$2,199,716.56
132	JP Morgan Mortgage Trust 2014-2	197	$60,940,514.00
133	Sequoia Mortgage Trust 2013-12	17	$12,127,812.82
134	CSMC 2014-IVR3	41	$21,496,597.23
135	Citizens Bank, N.A And Various	2	$1,202,809.06
136	MSRM Loan Trust 2014-1	108	$85,338,293.48
137	Sequoia Mortgage Trust 2014-3	31	$22,928,892.72
138	J.P. Morgan Trust 2014-IVR3	38	$45,429,526.94
141	Delta Community Credit Union	12	$10,755,461.37
142	Sequoia Mortgage Trust 2013-12	27	$23,456,286.64
143	CSMC Trust 2014-IVR1	8	$6,701,536.30
145	JP Morgan Mortgage TR 2014-1	24	$18,493,463.48
146	Synovus Financial Corp.	58	$44,626,128.86
147	Citizens Bank, N.A.	14	$10,110,424.69
149	Hudson Valley Bank	3	$4,533,820.78
151	CMSC Trust 2013-7	1	$771,089.68
152	Sequoia Mortgage Trust 2013-11	10	$7,927,098.40
153	Sequoia Mortgage Trust 2013-10	2	$813,501.84
154	CSMC Trust 2013-6	12	$11,771,477.43
155	JP Morgan Mortgage Trust 2013-3	93	$89,382,412.63
156	NRP MortgageTrust2013-1	306	$248,924,728.47
157	CSMC Trust 2013-HYB1	105	$90,073,028.19
158	CSMC Trust 2013-IVR4	26	$23,301,164.49
162	Citigroup Mortgage Loan Trust Series 2005-6	9	$2,824,507.41
163	SAMI II 2005-AR2	41	$31,381,777.33
164	MLCC 2005-3	17	$9,615,658.51
165	MLMI 2005-A10	16	$15,947,252.61
166	Redwood Residential Acquisition Corp	2	$1,993,000.00
169	Sequoia Mortgage Trust 2012-1	-	$-
172	SEMT 2012-2	28	$20,944,041.52
173	SEMT 2013-1	9	$9,190,379.02
174	Sequoia Mortgage Trust 2012-3	32	$25,680,034.84
75	Harbor View 2003-2(formerly Greenwich)	4	$875,282.17
176	Harbor View 2004-1(formerly Greenwich)	12	$4,153,978.73
177	Harbor View 2004-5(formerly Greenwich)	4	$2,224,494.66
178	Harbor View 2006-6	-	$-
181	Sequoia Mortgage Trust 2012-5	30	$23,848,251.24
182	Sequoia Mortgage Trust 2013-2	189	$153,193,313.97
183	Sequoia Mortgage Trust 2013-3	50	$42,333,821.44
184	Sequoia Mortgage Trust 2013-4	43	$40,366,949.30
185	MASTI 2003-4 (formerly UBS Warburg)	2	$374,150.39
187	Sequoia Mortgage Trust 2013-7	9	$4,992,489.32
188	Sequoia Mortgage Trust 2013-8	4	$2,013,455.04
189	CSMC Trust 2013-IVR3	18	$16,782,423.98
194	TIAA-CREF Trust Company, FSB	437	$272,914,697.31
195	MLMI 2005-A1	5	$1,673,942.33
196	Merrill Lynch Bank	7	$2,810,549.84
197	MLCC 2006-2	23	$7,948,785.10
199	Sequoia Mortgage Trust 2012-4	17	$14,427,903.62
200	Sequoia Mortgage Trust 2012-6	14	$11,337,237.59
201	JP Morgan Mortgage Acq. Corp.	82	$70,564,219.70
204	JP Morgan Mortgage Trust 2013-1	153	$69,074,982.89
207	CSMC Trust 2013-IVR1	66	$48,705,159.08
209	CSMC Trust 2013-IVR2	125	$103,548,339.55
215	Bank United N.A.	3	$1,888,803.83
216	North Valley Bank	3	$2,824,034.03
217	Signature Bank	4	$7,441,166.44
244	CIT Bank	-	$-
248	Washington Mutual Bank, Flow Sales (PNC)	1	$244,109.88
250	CitiMortgage	3	$424,064.14
260	CitiMortgage	11	$1,631,034.94
312	Residential Funding	5	$1,760,279.63
330	U.S. Bank	2	$98,601.53
356	Thornburg 2008-1	1	$559,852.25
357	Everbank	6	$5,485,018.14
358	DLJ Mortgage Capital, Inc.	1	$1,600,000.00
360	Northfield Bank	106	$81,077,476.86

Appendix A to Management Assessment
Investor #	Investor Name	Loan Count	Balance
361	JP Morgan Trust 2014-OAK4	5	$4,187,243.87
362	JP Morgan Mortgage Trust 2014-5	120	$53,937,393.20
363	Sequoia Mortgage Trust 2014-4	75	$57,200,115.04
364	JP Morgan Mortgage TR2014-IVR6	109	$97,502,872.23
365	CSMC TRUST 2105-WIN1	5	$3,267,224.33
366	JP Morgan Mortgage Trust 2015-1	219	$193,739,213.19
367	Sequoia Mortgage Trust 2015-1	78	$59,008,482.48
368	Nexbank SSB	572	$571,338,814.05
369	CSMC Trust 2015-1	4	$2,559,630.70
370	JP Morgan Mortgage TR2015-IVR2	163	$125,806,056.61
371	CSMC TRUST 2015-2	5	$3,890,064.02
372	CSMC TRUST 2015-3	4	$2,720,024.41
373	Dime Bank	13	$11,119,826.29
375	Sequoia Mortgage Trust 2015-2	13	$7,711,708.84
376	RWT FINANCIAL, LLC	407	$320,172,386.20
377	CSMLT 2015-1	14	$8,976,905.85
378	JP MORGAN MORTGAGE TR 2015-3	71	$61,016,387.93
380	SEQUOIA MORTGAGE TR 2015-3	33	$27,417,486.04
381	GUARANTY BANK & TRUST COMPANY	-	$-
382	CSMLT 2015-2 TRUST	1	$620,320.58
383	Landmark Community Bank	18	$13,240,286.30
384	GOLDEN PACIFIC BANK, NA	4	$2,308,847.88
385	J.P. MORGAN MORTGAGE TR 2015-4	133	$94,863,345.12
386	J.P. MORGAN MORTGAGE TR 2015-5	146	$125,695,055.01
387	Colorado Federal Savings Bank	103	$109,026,440.30
390	J.P. MORGAN MORTGAGE TR 2015-6	60	$48,210,751.53
391	CSMLT 2015-3 TRUST	14	$8,407,022.23
392	Sequoia Mortgage Trust 2015-4	42	$22,525,476.15
393	Broadway Federal Bank	72	$59,002,048.49
394	Nationstar Mortgage LLC	1	$290,861.82
396	Ameris Bank	41	$38,260,101.20
397	Bank of the Cascades	10	$6,920,817.69
398	Sequoia Mortgage Trust 2016-1	21	$15,456,494.96
399	ZB, N.A.	185	$189,292,250.25
400	The Washington Trust Company	30	$17,258,214.05
401	J.P. Morgan Mortgage TR 2016-1	5	$3,819,913.70
402	Sequoia Mortgage Trust 2016-2	12	$12,276,125.83
403	J.P. Morgan Mortgage TR 2016-2	215	$154,616,406.68
404	TEACHERS INSURANCE AND ANNUITY	116	$97,398,302.54
405	J.P.MORGAN MORTGAGE TRUST	153	$108,820,992.23
407	Sequoia Mortgage Trust 2016-3	33	$26,702,834.90
411	J.P. Morgan Mortgage TR 2016-5	242	$188,774,987.42
412	Sequoia Mortgage Trust 2017-1	20	$14,969,750.01
414	Federal Home Mortgage Loan Association	3	$119,974.10
415	FNMA MBS	2	$53,791.79
421	THORNBURG MORTGAGE THB2003-2	4	$1,071,506.50
422	THORNBURG MORTGAGE THB2003-3	-	$-
423	THORNBURG MORTGAGE THB2003-4	2	$1,703,232.06
424	THORNBURG MORTGAGE THB2003-5	3	$1,919,490.06
425	THORNBURG MORTGAGE THB2003-6	3	$1,384,621.43
426	THORNBURG MORTGAGE THB2004-1	3	$1,091,124.65
427	THORNBURG MORTGAGE THB2004-2	7	$4,303,517.00
428	THORNBURG MORTGAGE THB2004-3	9	$5,691,366.07
429	THORNBURG MORTGAGE THB2004-4	14	$7,305,959.97
430	THORNBURG MORTGAGE THB2005-1	25	$9,162,949.10
431	THORNBURG MORTGAGE THB2005-2	12	$4,106,331.44
432	THORNBURG MORTGAGE THB2005-3	16	$10,625,060.10
433	THORNBURG MORTGAGE THB2005-4	5	$2,497,296.97
434	THORNBURG MORTGAGE THB2006-1	4	$4,750,064.20
435	THORNBURG MORTGAGE THB2006-2	6	$2,157,620.64
436	THORNBURG MORTGAGE THB2006-3	7	$5,330,105.02
437	THORNBURG MORTGAGE THB2006-4	5	$1,096,020.90
438	THORNBURG MORTGAGE THB2006-5	2	$1,082,217.83
439	THORNBURG MORTGAGE THB2006-6	20	$7,460,568.50
440	THORNBURG MORTGAGE THB2007-1	2	$912,188.28
441	THORNBURG MORTGAGE THB2007-2	17	$8,423,783.76
442	THORNBURG MORTGAGE THB2007-3	5	$1,453,348.85
443	THORNBURG MORTGAGE THB2007-4	2	$329,133.49
450	Sequoia Mortgage Trust 2017-2	13	$12,083,233.52
451	Sequoia Mortgage Trust 2017-3	6	$5,389,053.86
452	City Ntnl Bank of New Jersey	-	$-

Appendix A to Management Assessment
Investor #	Investor Name	Loan Count	Balance
453	Amalgamated Bank	142	$120,940,814.89
454	SEMT 2017-4	33	$29,739,657.94
455	Cathay Bank	26	$19,834,059.09
456	SEMT 2017-5	96	$80,846,844.74
457	SEMT 2017-6	72	$58,107,418.55
458	J.P. MORGAN MORTGAGE TR 2017-3	5	$5,413,793.65
459	SEMT 2017-CH1	8	$6,203,102.59
460	SEMT 2017-7	47	$36,895,309.00
461	SEMT 2017-CH2	14	$9,902,917.10
462	BMO Harris Bank NA	73	$23,319,089.95
463	J.P. Morgan Mortgage Tr 2017-5	324	$314,694,381.20
464	J.P. Morgan Mortgage Tr 2017-6	5	$4,694,052.13
465	Sequoia Mortgage Trust 2018-1	55	$42,177,701.77
466	Sequoia Mortgage Trust 2018-2	24	$15,660,390.55
467	Sequoia Mortgage Trust 2018-3	13	$10,111,464.38
468	SEMT 2018-CH1	12	$8,221,752.01
469	J.P. Morgan Mortgage Tr 2018-3	25	$19,488,351.32
470	Sequoia Mortgage Trust 2018-4	8	$6,108,755.06
471	Sequoia Mortgage Trust 2018-5	8	$4,791,362.59
472	J.P. Morgan Mortgage Tr 2018-4	3	$1,977,463.81
473	SEMI 2018-CH2	2	$1,952,075.71
474	SEMI 2018-6	7	$6,642,217.44
475	JPMMT 2018-7FRB	313	$289,944,573.21
476	SEMT 2018-CH3	3	$1,456,959.60
477	SEMT 2018-7	38	$33,773,132.76
478	JPMMT 2018-9	7	$5,260,106.53
479	SEMT 2018-7	8	$5,228,313.07
480	BankUnited N.A.	92	$81,517,944.00
481	SEMT 2018-CH4	34	$28,778,444.99
482	Wilmington Trust SEMT 2019-1	8	$6,262,497.93
483	Wilmington Trust SEMT 2019-CH1	17	$10,815,031.20
484	JPMMT 2019-INV1	15	$10,936,327.75
485	WILMINGTON TRUST SEMT 2019-2	37	$29,305,660.33
486	WILMINGTON TRUST SEMT 2019-CH2	4	$2,593,973.14
487	JPMMT 2019-HYB1	175	$135,283,639.10
488	WILMINGTON TRUST SEMT 2019-3	53	$44,626,225.32
489	Titan Bank NA	1	$489,562.90
490	WILMINGTON TRUST SEMT 2019-4	2	$1,191,849.97
491	WILMINGTON TRUST SEMT 2019-5	7	$5,710,611.93
510	CitiMortgage	2	$133,749.44
515	Fannie Mae-Laser	4,885	$1,447,692,060.84
516	Bank of New Canaan	1	$1,003,431.93
770	Bear Stearns	7	$1,464,316.62
775	AAR BART 2003-5 (Bear Stearns)	9	$1,520,970.37
777	HVMLT 2006-13	-	$-
	Total	14,358	$9,052,178,055.48